Exhibit 10.21

Equity Transfer Agreement
(English Translation)

Parties:

Transferor:	Wang Bing Wu
Transferee:	Wang Hong Jun

As a result of mutual consultation, Wang Bing Wu agrees to transfer registered capital in the amount of RMB 1,668,000 representing 10% of the total registered capital of Song Yuan Yu Qiao Oil & Gas Development Co., Ltd. to Wang Hong Jun. Following the transfer, Transferee shall enjoy the rights and obligations in proportion to the equity interest received by the Transferee.

Transferor:        /s/ Wang Bing Wu

Transferee:        /s/ Wang Hong Jun

April 7, 2008